TEAM, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

FEBRUARY 29, 2004

(UNAUDITED)

	Team, Inc.	Thermal Solutions, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$887,000	$457,000	$—		$1,344,000
Accounts receivable	20,655,000	3,704,000	—		24,359,000
Inventories	9,581,000	222,000	—		9,803,000
Prepaid expenses and other current assets	1,922,000	115,000	—		2,037,000

Total Current Assets	33,045,000	4,498,000	—		37,543,000

Property, Plant and Equipment:
Land and buildings	7,386,000	—	—		7,386,000
Machinery and equipment	25,029,000	5,639,000	(2,507,000	)(1)	28,161,000

	32,415,000	5,639,000	(2,507,000)		35,547,000
Less accumulated depreciation and amortization	19,040,000	2,507,000	(2,507,000	)(1)	19,040,000

	13,375,000	3,132,000	—		16,507,000

Goodwill and other intangibles	10,049,000	—	5,810,000	(1)	15,859,000

Other assets	296,000	25,000	—		321,000

Total Assets	$56,765,000	$7,655,000	$5,810,000		$70,230,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current portion of long-term debt	$1,482,000	$172,000	$—		$1,654,000
Accounts payable	3,835,000	686,000	—		4,521,000
Accrued liabilities	4,284,000	216,000	475,000	(2)	4,975,000
Income taxes payable	742,000	—	—		742,000
Short term notes	—	500,000	(500,000	)(3)	—

Total Current Liabilities	10,343,000	1,574,000	(25,000)		11,892,000

Long-term debt	9,515,000	—	7,796,000	(3)	17,311,000
Other long-term liabilities	811,000	—	—		811,000
Minority interest	228,000	—	—		228,000

Total Liabilities	20,897,000	1,574,000	7,771,000		30,242,000

Stockholders’ Equity:
Common stock	2,604,000	769,000	(682,000	)(4)	2,691,000
Additional paid-in capital	34,660,000	—	4,033,000	(4)	38,693,000
Retained earnings	3,626,000	6,059,000	(6,059,000	)(4)	3,626,000
Accumulated other comprehensive gain (loss)	10,000	—	—		10,000
Treasury stock at cost	(5,032,000)	(747,000)	747,000	(4)	(5,032,000)

Total Stockholders’ Equity	35,868,000	6,081,000	(1,961,000)		39,988,000

Total Liabilities and Stockholders’ Equity	$56,765,000	$7,655,000	$5,810,000		$70,230,000

TEAM, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED MAY 31, 2003

(UNAUDITED)

	Team, Inc.	Thermal Solutions, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Revenues	$91,876,000	$16,247,000	$—		$108,123,000
Operating expenses	54,684,000	11,320,000	—		66,004,000

Gross margin	37,192,000	4,927,000	—		42,119,000
Selling, general and administrative expenses	29,183,000	3,884,000	250,000	(1)	33,317,000
Non-cash G&A compensation cost	115,000	—	—		115,000
Other expense (income)	150,000	—	—		150,000

Earnings before interest and taxes	7,744,000	1,043,000	(250,000)		8,537,000
Interest expense, net	601,000	54,000	289,000	(2)	944,000

Earnings before income taxes	7,143,000	989,000	(539,000)		7,593,000
Provision for income taxes	2,741,000	—	171,000	(3)	2,912,000

Net income	$4,402,000	$989,000	$(710,000)		$4,681,000

Net income per common share:
Basic	$0.57				$0.59

Diluted	$0.53				$0.54

Weighted average number of shares outstanding:
Basic	7,707,000	—	288,000	(4)	7,995,000

Diluted	8,369,000	—	288,000	(4)	8,657,000

TEAM, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED FEBRUARY 29, 2004

(UNAUDITED)

	Team, Inc.	Thermal Solutions, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Revenues	$75,862,000	$10,666,000	$—		$86,528,000
Operating expenses	45,580,000	7,268,000	—		52,848,000

Gross Margin	30,282,000	3,398,000	—		33,680,000
Selling, general and administrative expenses	23,524,000	2,812,000	188,000	(1)	26,524,000
Non-cash G&A compensation cost	94,000	—	—		94,000

Earnings before interest and taxes	6,664,000	586,000	(188,000)		7,062,000
Interest expense, net	396,000	18,000	239,000	(2)	653,000

Earnings before income taxes	6,268,000	568,000	(427,000)		6,409,000
Provision for income taxes	2,374,000	—	54,000	(3)	2,428,000

Net income	$3,894,000	$568,000	$(481,000)		$3,981,000

Net income per common share:
Basic	$0.51				$0.50

Diluted	$0.47				$0.46

Weighted average number of shares outstanding:
Basic	7,629,000	—	288,000	(4)	7,917,000

Diluted	8,326,000	—	288,000	(4)	8,614,000

TEAM, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Balance Sheet

The pro forma adjustments to the consolidated balance sheet reflect the following:

(1)	Allocation of purchase price of Thermal Solutions:

Cash and borrowings	$7,796,000
Common stock issued	4,120,000
Transaction costs	475,000

12,391,000
Fair value of net assets acquired	6,581,000

Excess purchase price to be allocated to goodwill and covenant not to compete	$5,810,000

The purchase accounting adjustments to reflect the fair value of assets and liabilities was based on management’s evaluation as of this filing date and are subject to change pending final evaluation of the assets and liabilities. At this time, the net book value of property, plant and equipment is estimated to approximate fair value. It is not expected that the final allocation of purchase price will produce materially different results from those presented herein.

(2)	To accrue for transaction costs incurred, but not paid, as of the closing of the transaction.

(3)	To reflect the borrowings made by the Company of $7,796,000 to finance the transaction and the payoff of Thermal Solutions’ outstanding note payable in the amount of $500,000.

(4)	To reflect the elimination of Thermal Solutions’ equity and the issuance of 288,413 shares of the Company’s $.30 par value common stock (with a market price of $14.286 at the closing date).

Statement of Operations

(1)	To record amortization expense on the portion of purchase price allocated to an intangible covenant not to compete agreement over a five year life ($1,250,000 total valuation).

(2)	To eliminate Thermal Solutions’ historical interest expense on debt repaid and forgiven at the closing of the transaction and to record interest expense at 4.4%, which approximates the interest rate in effect during the periods presented, on the $7,796,000 borrowed to purchase Thermal Solutions.

(3)	To record the tax effect of Thermal Solutions’ income and the taxable pro forma adjustments at the effective rate of 38%.

(4)	To record Team, Inc. stock issued in connection with the acquisition of Thermal Solutions.

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